EXHIBIT 99.1
PANHANDLE OIL AND GAS INC. REPORTS
CHANGES IN MANAGEMENT
OKLAHOMA CITY, OK— PANHANDLE OIL AND GAS INC. (AMEX-PHX) today announced that Lonnie J. Lowry has been named as the Company’s Vice President, Chief Financial Officer and Secretary. He previously held the titles of Vice President, Controller and Secretary. Michael C. Coffman, recently named as the Company’s Chief Executive Officer, previously held the CFO position.
Mr. Lowry has been employed by Panhandle since 2001, having joined Panhandle with the acquisition of Wood Oil Company where he held the position of Controller for 15 years. He holds a Bachelor of Science degree in accounting from Oklahoma State University and has 33 years of experience working for both private and publicly held oil and gas exploration and production companies.
Panhandle Oil and Gas Inc. (AMEX-PHX) is engaged in the exploration for and production of natural gas and oil. Additional information on the Company can be found on the internet at www.panhandleoilandgas.com.